Exhibit 99.1

Ondas Holdings Appoints Industry Veteran Timothy “T3” Tenne as CEO of American Robotics

Mr. Tenne is a former U.S. Air Force officer with extensive experience in global aviation and aerospace industries and with professional experience across defense, enterprise, government, industrial and transportation sectors

Mr. Tenne will lead the scaling of the business to drive adoption of Ondas’ autonomous drone platforms across the Americas on the heels of receiving U.S. FAA Type Certification for the Optimus drone system

Ondas and American Robotics leadership will continue to work closely with and support Ondas’ Israeli team during the current ongoing crisis

WALTHAM, MA / October 11, 2023 / Ondas Holdings Inc. (NASDAQ:ONDS), (“Ondas”, or the “Company”), a leading provider of private industrial wireless networks and commercial and automated data solutions is pleased to announce that Timothy “T3” Tenne has been appointed as Chief Executive Officer of American Robotics Inc. (“American Robotics”), a wholly owned subsidiary of Ondas. At American Robotics, Mr. Tenne will be responsible for driving platform adoption of the Optimus and Iron Drone Systems and building the field operations capability to support the delivery and scaling of aerial data solutions for government and industrial customers across the Americas. Under Mr. Tenne’s leadership, American Robotics will continue to support the ongoing operations in Israel and the Middle East together with the executive team across Ondas and Airobotics.

Mr. Tenne is a prominent member of the global aviation and uncrewed aircraft system (UAS) industry and brings a depth and breadth of experience and leadership through his prior senior executive leadership positions in the United States Air Force and the Federal Aviation Administration (FAA), where he led the standup of the FAA’s Drone Integration Office, was a core leader for the initial Drone Registration Rule Aviation Rulemaking Committee (ARC), and was a key leader of the foundational Commercial Small UAS regulation (Part 107). As an aviator, Mr. Tenne is a multi-type rated pilot with over 15,000 global flight hours in Part-121, 135, 91, and 61 operations. He is a certified expert in multiple areas within the International Civil Aviation Organization (ICAO), and has held positions including instructor, evaluator, chief pilot, chief of safety, director of operations, and commander in multiple organizations.

Additionally, Mr. Tenne has served in multiple positions within regulatory bodies and industry associations, including the Association of Uncrewed Vehicle Systems International (AUVSI), where he was a key stakeholder for the Green UAS and Trusted Cyber Committees in addition to senior executive and board roles for fast growing UAS startups with global operations.

“We are thrilled to have Tim join American Robotics and the Ondas team at this critical juncture of our growth,” said Eric Brock, Chairman and CEO of Ondas. “He is a talented leader and brings incredible experience in aerospace, aviation, and in deploying drone technology and services in a wide variety of customer applications and end markets ranging from industrial to municipal and military sectors. His leadership will power American Robotics to scale and leverage the leading technology platforms we have assembled in our Ondas Autonomous Systems business unit and his experience will be particularly helpful as we work with our Airobotics team to manage operations in Israel and the Middle East during the current conflicts.”

“I am very excited to be a part of the Ondas team and the scaling of American Robotics and OAS businesses,” said Mr. Tenne. “The drone sector is poised for substantial growth with commercially ready, automated drone-in-box solutions leading the way. American Robotics is a trusted provider of these aerial security and data solutions, and I am committed to scaling a successful industry leader uniquely capable of providing turnkey solutions for customers. Given the recent FAA Type Certification of the Optimus platform and acceleration of the FAA in approving a multitude of waivers within the industry, the timing could not be more perfect to deliver remote beyond visual line of sight (BVLOS) capabilities for our current and new clients in the military and commercial markets.”

Mr. Tenne attended the U.S. Naval Academy and went on to become a pilot and leader in the U.S. Air Force, and eventually retired to pursue senior roles in regulatory, transportation and aviation sectors. He holds an undergraduate degree in Economics and Engineering, an MBA, additional master’s degrees in organizational management and national security strategy, as well as a Juris Doctorate in Law, where he is a practicing and licensed attorney in multiple jurisdictions. He joins Ondas from Nordic Unmanned, where he was CEO of North America operations and helped open the U.S. market for Nordic Unmanned’s technology and services. Previously, Mr. Tenne was Chief Operating Officer at Easy Aerial Inc., where he led their operations, production, regulatory, and other areas within the defense, enterprise, government, and rail drone solutions. In addition to his time in aviation, Mr. Tenne has also held senior leadership positions in the Railroad and Transit sectors during his time with The Washington Metropolitan Transit Authority (WMATA), Amtrak, and Maryland Transit Administration.

“American Robotics’ opportunity to grow in the United States and abroad is substantial, and Tim brings a unique set of skills and experiences to help manage this significant opportunity,” said Meir Kliner, President of Ondas Autonomous Systems (OAS) and CEO of Airobotics. “I look forward to working with Tim and our customers in the United States to deliver our autonomous drone infrastructure. Our aerial data and security solutions are market-ready for U.S. commercial and government markets.”

Ondas has established a leadership position in developing, maturing, and commercializing automated drone systems through its OAS business unit comprising of American Robotics Inc. (“American Robotics”) and Airobotics LTD (“Airobotics”). Through American Robotics, Ondas is at the forefront of a pivotal moment in the aviation, drone, and data industries, with its leadership in expanding automated BVLOS operations. Airobotics’ Optimus System is being commercially deployed as Urban Drone Infrastructure in cities where automated fleets of Optimus drones are installed and remotely operated for smart city and public safety applications. The Optimus drone recently achieved an Airworthiness Type Certification from the Federal Aviation Administration (FAA) and is the first small UAS (sUAS) developed for aerial security and data capture to receive a Type Certificate. The Type Certificate allows for more expanded operations in urban settings including the operation over people, roads and highways and critical infrastructure. With unique FAA approvals for BVLOS operations, the expected garnering of Type Certification for its Optimus drone and the proven safety and high reliability of the Optimus System in urban settings, Ondas is paving the way for the future of commercial drones.

About Ondas Holdings Inc

Ondas Holdings Inc. (“Ondas”) is a leading provider of private wireless data solutions via Ondas Networks Inc. (“Ondas Networks”) and commercial drone solutions through American Robotics, Inc. (“American Robotics” or “AR”) and Airobotics LTD (“Airobotics”), which we operate as a separate business unit called Ondas Autonomous Systems.

Ondas Networks is a developer of proprietary, software-based wireless broadband technology for large established and emerging commercial and government markets. Ondas Networks’ standards-based (802.16s), multi-patented, software-defined radio FullMAX platform enables Mission-Critical IoT (MC-IoT) applications by overcoming the bandwidth limitations of today’s legacy private licensed wireless networks. Ondas Networks’ customer end markets include railroads, utilities, oil and gas, transportation, aviation (including drone operators) and government entities whose demands span a wide range of mission critical applications.

Our Ondas Autonomous Systems business unit designs, develops, and markets commercial drone solutions via the Optimus System and the Iron Drone Raider™ (the “Autonomous Drone Platforms”). The Autonomous Drone Platforms are highly automated, AI-powered drone systems capable of continuous, remote operation and are marketed as “drone-in-a-box” turnkey data solution services. They are deployed for critical industrial and government applications where data and information collection and processing are required. The Autonomous Drone Platforms are typically provided to customers under a Robot-as-a-Service (RAAS) business model. American Robotics and Airobotics have industry leading regulatory successes which include a first of its kind FAA Type Certification for the Optimus System and having the first drone system approved by the FAA for automated operation beyond-visual-line-of-sight (BVLOS) without a human operator on-site.

Ondas Networks, American Robotics and Airobotics together provide users in oil & gas, rail, mining, agriculture, public safety and other critical infrastructure and government markets with improved connectivity and data collection and information processing capabilities.

For additional information on Ondas Holdings, visit www.ondas.com or follow Ondas Holdings on Twitter and LinkedIn. For additional information on Ondas Networks, visit www.ondasnetworks.com or follow Ondas Networks on Twitter and LinkedIn. For additional information on American Robotics, visit www.american-robotics.com or follow American Robotics on Twitter and LinkedIn. For additional information on Airobotics, visit www.airoboticsdrones.com or follow Airobotics on Twitter and LinkedIn.

Information on our websites and social media platforms is not incorporated by reference in this release or in any of our filings with the U.S. Securities and Exchange Commission.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contacts

IR Contact for Ondas Holdings Inc.

888.350.9994 x1019

ir@ondas.com

Media Contact for Ondas

Preston Grimes

Marketing Manager, Ondas Holdings Inc.

preston.grimes@ondas.com

4